Exhibit 11

            DETECTION SYSTEMS, INC. AND SUBSIDIARIES

        Consolidated Computation of Net Income Per Common
                   And Common Equivalent Share


For the Three Months Ended:                           June 30, 1997
                                                      -------------

Net Income                                               $1,133,234
 Less:  amortization of redeemable stock                     11,984
                                                          ---------
Adjusted net income applicable to common stock           $1,145,218
                                                          =========

Number of Shares
Weighted average number of shares                         4,508,453
Common Stock equivalent due to assumed exercise
  of stock options and warrants and deferred
  compensation plan shares                                  602,866
                                                          ---------
                                                          5,111,319
                                                          =========

Net Income per Common and Common Equivalent share             $0.22
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